EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

William P. Taylor
Chairman and Chief Executive Officer
Somerset Regal Bank
220 West Union Avenue
Bound Brook, New Jersey 08805
(732) 560-1700, ext. 5201

Somerset Regal Bank Hires James Castelletti as Senior Commercial Lending Officer

BOUND BROOK, NJ – September 27, 2023 – SR Bancorp, Inc. (“SR Bancorp”), the holding company for Somerset Regal Bank (the “Bank”), announced today that James Castelletti has been appointed Senior Vice President and Senior Commercial Lending Officer.  In his new role, Mr. Castelletti will work with the Bank’s executive leadership team and Board of Directors to continue to diversify and grow the lending portfolio. Mr. Castelletti has extensive experience as a commercial real estate lender, most recently as Vice President – Commercial Real Estate Lender at Northfield Bank, and at Spencer Savings Bank and Wells Fargo Bank.

 William P. Taylor, Chairman and Chief Executive Officer of Somerset Regal Bank said:  “We are pleased to welcome James to the Somerset Regal Bank team. His deep experience in the lending space and expert knowledge of the local market will prove invaluable to Somerset Regal Bank.”

About Somerset Regal Bank

Somerset Regal Bank, formed in 1887, is a New Jersey commercial bank headquartered in Bound Brook, New Jersey that operates 17 branches in Essex, Hunterdon, Middlesex, Morris, Somerset and Union Counties, New Jersey. Additional information about Somerset Regal is available on its website, www.somersetsavings.com.
Forward-Looking Statements
This press release contains certain forward-looking statements about the reorganization and subscription offering.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.